Exhibit 7.1

JOINT FILING AGREEMENT

The undersigned agree that this Amendment No. 2 to Schedule 13D, and any amendments hereto, relating to the Ordinary Shares of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Amendment No. 2 to Schedule 13D.

Date:  December 30, 2021

By:	/s/ Yat-Gai Au
Name:	Yat-Gai Au

Regencell (BVI) Limited

By:	/s/ Yat-Gai Au
Name:	Yat-Gai Au
Sole Director